Exhibit 99.1

B&G Foods Acquires Mama Mary’s Pizza Crusts

Parsippany, N.J., July 13, 2015—B&G Foods, Inc. (NYSE: BGS) announced today that it has acquired Spartan Foods of America, Inc. dba Mama Mary’s and related entities from Linsalata Capital Partners and certain other sellers for approximately $50.0 million in cash, subject to certain post-closing adjustments.

“We are delighted to welcome Spartan Foods of America and the Mama Mary’s brand to the B&G Foods family,” stated Robert C. Cantwell, President and Chief Executive Officer of B&G Foods.  “Under the leadership of Linsalata Capital, the company has built a solid and profitable business.”

Mr. Cantwell continued, “The Mama Mary’s brand complements very well our existing portfolio of brands, including our Don Pepino pizza sauce. And, consistent with our acquisition strategy, we expect the acquisition to be immediately accretive to our earnings per share and free cash flow.”

B&G Foods projects that after being fully integrated into B&G Foods, the Mama Mary’s brand will generate on an annualized basis net sales of approximately $35.0 million and adjusted EBITDA of approximately $7.5 million.

Mama Mary’s is the #1 brand of shelf-stable pizza crust, by unit volume, in the retail channel.

B&G Foods funded the acquisition and will pay related fees and expenses with cash on hand.

Duff & Phelps served as the investment banking advisor to Linsalata Capital Partners.

About Linsalata Capital Partners

Located in the Cleveland suburb of Mayfield Heights, Ohio, Linsalata Capital Partners was founded in 1984 and has combined its strong financial capabilities with extensive operational experience to accelerate the growth of middle-market companies. In its more than 31 years of investing, the firm has completed 106 buy-side transactions totaling more than $3 billion. Linsalata Capital Partners is currently investing from its seventh fund, Linsalata Capital Partners Fund VI, L.P., with $427 million in committed equity capital.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary’s, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, MacDonald’s, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Flatbreads, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Rickland Orchards, Sa-són, Sclafani, Smart Puffs, Spring Tree, Sugar Twin, Trappey’s, TrueNorth,

Underwood, Vermont Maid, Wright’s and now, Mama Mary’s. B&G Foods also sells and distributes Static Guard, a household product brand.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include without limitation statements related to the expected impact of the Spartan Foods of America acquisition, including without limitation, the expected impact on B&G Foods’ net sales, earnings per share, free cash flow and adjusted EBITDA.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2014 filed on March 4, 2015.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214